UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012 (February 22, 2012)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 22, 2012, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) board of directors approved, and NASDAQ OMX entered into, a new employment agreement with Robert Greifeld, NASDAQ OMX’s Chief Executive Officer. The new employment agreement replaces NASDAQ OMX’s existing employment agreement with Mr. Greifeld, which was entered into effective January 1, 2007. In addition to the new employment agreement, NASDAQ OMX and Mr. Greifeld entered into a Confidentiality, Non-Solicitation and Invention Assignment Agreement (the “Confidentiality Agreement”), which is an exhibit to the new employment agreement.

In addition, on February 22, 2012, the NASDAQ OMX board of directors approved, and NASDAQ OMX entered into, a Third Amendment to the Employment Agreement between NASDAQ OMX and Edward S. Knight, NASDAQ OMX’s Executive Vice President, General Counsel and Chief Regulatory Officer. In addition to the amendment, NASDAQ OMX and Mr. Knight entered into a Confidentiality, Non-Solicitation and Invention Assignment Agreement, which is an exhibit to the amendment.

The following is a summary of the key terms and conditions of the agreement and amendment.

New Employment Agreement with Chief Executive Officer

The new employment agreement with Mr. Greifeld has a term of five years, with no automatic renewals thereafter. The agreement provides for:

•	annual base salary of not less than $1,000,000; and

•

annual incentive compensation that is targeted at not less than 200% of base salary based on the achievement of one or more performance goals established for such year by the management compensation committee of NASDAQ OMX’s board of directors (the “Target Bonus”).

Mr. Greifeld may be granted equity awards under NASDAQ OMX’s Equity Incentive Plan (the “Equity Plan”), based on the management compensation committee’s evaluation of the performance of NASDAQ OMX and Mr. Greifeld, peer group market data and internal equity and consistent with past practices with respect to the combined aggregate value of the grants.

The agreement prohibits Mr. Greifeld from rendering services to a competing entity for a period of two years following the date of termination of employment. To receive certain termination payments and benefits under the new employment agreement, Mr. Greifeld must execute a general release of claims against NASDAQ OMX. In addition, such termination payments and benefits are generally subject to discontinuation in the event Mr. Greifeld breaches the restrictive covenants in either the employment agreement or the Confidentiality Agreement.

The agreement sets forth the payments that Mr. Greifeld will receive under various termination scenarios, as discussed further below. Such payments will be in addition to payments for unpaid base salary through the date of termination, accrued but unpaid vacation through the date of termination and any earned but unpaid incentive compensation for the calendar year prior to the date of termination (the “Base Obligations”). To the extent not addressed below, the treatment of Mr. Greifeld’s equity awards under the various termination scenarios is addressed in the Equity Plan and the underlying equity award agreements.

Termination Without Cause or For Good Reason. If Mr. Greifeld’s employment is terminated without cause by NASDAQ OMX, or for good reason by Mr. Greifeld, he will be entitled to the following payments and benefits:

•

a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) the Target Bonus and (iii) any pro rata Target Bonus with respect to the calendar year in which the termination occurs; and

•

a taxable monthly cash payment equal to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premium for the highest level of coverage available under NASDAQ OMX’s group health plans, reduced by the monthly amount that Mr. Greifeld would pay for such coverage if he was an active employee, until the earlier of 24 months or the date Mr. Greifeld is eligible for coverage under the health care plans of a subsequent employer.

Termination Due To Permanent Disability or Death. If Mr. Greifeld’s employment is terminated due to permanent disability or death, he, or his estate, will be entitled to the following payments and benefits:

•	a cash payment equal to any pro rata Target Bonus with respect to the calendar year in which the termination occurs; and

•	accelerated vesting of all unvested stock options.

Termination Due To a Non-Continuation Notice. Mr. Greifeld may terminate his employment by providing at least 270 days prior written notice to NASDAQ OMX. If Mr. Greifeld’s employment is terminated due to delivery of such notice, he will be entitled to the following payments and benefits:

•	a cash payment equal to any pro rata Target Bonus with respect to the calendar year in which the termination occurs; and

•	continued vesting of all outstanding equity awards, based on actual performance during the relevant performance period.

“Double Trigger” Termination In Connection With A Change in Control Without Cause or For Good Reason. If Mr. Greifeld’s employment is “double trigger” terminated within two years after a change in control, without cause by NASDAQ OMX or for good reason by Mr. Greifeld, he will be entitled to the following payments and benefits:

•

a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) the Target Bonus and (iii) any pro rata Target Bonus with respect to the calendar year in which the termination occurs;

•

a taxable monthly cash payment equal to the COBRA premium for the highest level of coverage available under NASDAQ OMX’s group health plans, reduced by the monthly amount that Mr. Greifeld would pay for such coverage if he was an active employee, until the earlier of 24 months or the date Mr. Greifeld is eligible for coverage under the health care plans of a subsequent employer; and

•	continued life insurance and accidental death and dismemberment insurance benefits for the same period as the continued health coverage payments.

Under a “best net provision,” if any amounts payable to Mr. Greifeld under this scenario would be characterized as excess parachute payments and due to that characterization, Mr. Greifeld would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the amounts will be reduced to an amount so that none of the amounts payable constitute excess parachute payments if this would result, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, in Mr. Greifeld’s receipt on an after-tax basis of the greatest amount of termination and other benefits.

Finally, the new employment agreement eliminates a provision from Mr. Greifeld’s prior employment agreement that provided for a modified excise tax reimbursement with a gross up payment in limited circumstances.

Termination For Cause or Without Good Reason. If Mr. Greifeld’s employment is terminated for cause by NASDAQ OMX, or without good reason by Mr. Greifeld, he will have no further rights to any compensation other than the Base Obligations.

Third Amendment to Employment Agreement with Executive Vice President, General Counsel and Chief Regulatory Officer

The amendment to Mr. Knight’s employment agreement extends his term of employment for five years from the date thereof, with no automatic renewals thereafter. The amendment also prohibits Mr. Knight from rendering services to a competing entity for a period of twelve months following the date of termination of employment.

Finally, the amendment eliminates a provision from Mr. Knight’s employment agreement that provided for a modified excise tax reimbursement with a gross up payment in limited circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement between NASDAQ OMX and Robert Greifeld, effective as of February 22, 2012.

10.2	Third Amendment to Employment Agreement between NASDAQ OMX and Edward S. Knight, effective as of February 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2012	The NASDAQ OMX Group, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel